Exhibit 99.2
SUPPLEMENTAL OPERATING AND FINANCIAL DATA
MARCH 31, 2011

BioMed Realty Trust, Inc.	Corporate Communications Contact	www.biomedrealty.com
17190 Bernardo Center Drive	Rick Howe	(858) 485-9840 phone
San Diego, CA 92128	Director, Corporate Communications	(858) 485-9843 fax
richard.howe@biomedrealty.com

TABLE OF CONTENTS
MARCH 31, 2011
This Supplemental Operating and Financial Data package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, general risks affecting the real estate industry, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, competition from other developers, owners and operators of real estate, adverse economic or real estate developments in the life science industry or the company’s target markets, the uncertainty of real estate development, construction and acquisition activity, the ability to complete or integrate acquisitions and developments successfully, reductions in asset valuations and related impairment charges, the availability and terms of financing and the use of debt to fund acquisitions and developments, the ability to refinance indebtedness as it comes due, failure to maintain the company’s investment grade credit ratings with the rating agencies, downturns in the national and local economies, increases in interest rates and volatility in securities markets, potential liability for uninsured losses and environmental contamination, the company’s dependence on key personnel whose continued service is not guaranteed, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
All dollar amounts shown in this report are unaudited.
This Supplemental Operating and Financial Data package is not an offer to sell or solicitation to buy securities of BioMed Realty Trust, Inc. Any offers to sell or solicitations to buy securities of BioMed Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

FIRST QUARTER HIGHLIGHTS
MARCH 31,2011
•	Generated record total revenues for the second consecutive quarter of $105.5 million, up 13.8% from $92.8 million in the same period in 2010. Increased rental revenues for the quarter by 13.6% to $80.2 million from $70.6 million in the same period in 2010, also the highest in the company’s history for the second consecutive quarter.
•	Increased same property net operating income on a cash basis for the quarter by 7.7% as compared to the same period in 2010.
•	Executed 27 leasing transactions representing approximately 463,000 square feet, the fourth consecutive quarter with an increase in total leasing volume.:
•	Fifteen new leases totaling approximately 232,000 square feet.

•	Twelve leases amended to extend their terms, totaling approximately 231,000 square feet.
•	Increased the current consolidated operating portfolio’s weighted average leased percentage by 170 basis points to 90.3% leased, including positive net absorption in the Boston, San Francisco, San Diego, New York and Seattle.
•	Completed a public offering of $400 million of unsecured 3.85% Senior Notes due 2016. The company used the proceeds of the offering to repay a portion of the balance outstanding on its unsecured line of credit, which resulted in a loss on derivative instruments related to the ineffectiveness of cash flow hedges of approximately $1.0 million, or $0.01 per diluted share.
•	Increased funds from operations (FFO) for the quarter to $42.1 million ($0.29 per diluted share), as compared to $35.5 million ($0.32 per diluted share) in the first quarter of 2010, an increase of 18.6%.
•	Increased adjusted funds from operations (AFFO) for the quarter to $40.2 million ($0.28 per diluted share), as compared to $30.8 million ($0.27 per diluted share) in the first quarter of 2010, an increase of 30.7%.
•	Increased net income available to stockholders for the quarter to $5.5 million ($0.04 per diluted share), as compared to $4.3 million ($0.04 per diluted share) for the same period in 2010.
•	Increased dividend to $0.20 per share, or an annualized rate of $0.80 per share, a 17.6% increase over the prior quarter and a 42.9% increase over the prior year.
About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry®. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty Trust owns or has interests in 85 properties, representing 147 buildings with approximately 12.2 million rentable square feet. The company’s properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.

INVESTOR INFORMATION
MARCH 31, 2011

Company Information
Corporate Headquarters	Trading Symbols	Transfer Agent	Stock Exchange Listing
17190 Bernardo Center Drive	BMR	BNY Mellon Shareowner Services	New York Stock Exchange
San Diego, CA 92128	BMR PrA	480 Washington Boulevard
(858) 485-9840		Jersey City, NJ 07310-1900
(858) 485-9843 (fax)		(877) 296-3711
Please visit our corporate website at: www.biomedrealty.com

Board of Directors	Senior Management
Alan D. Gold	Alan D. Gold	Karen A. Sztraicher
Chairman	Chairman and Chief Executive Officer	Senior Vice President,
Barbara R. Cambon	R. Kent Griffin, Jr.	Asset Management
	President and Chief Operating Officer	Janice L. Kameir
Edward A. Dennis, Ph.D.	Gary A. Kreitzer	Vice President,
	Executive Vice President,	Human Resources
Richard I. Gilchrist	General Counsel and Director	Jonathan P. Klassen
	Matthew G. McDevitt	Vice President,
Gary A. Kreitzer	Executive Vice President,	Assistant General Counsel and Secretary
	Real Estate	Kevin M. Simonsen
Theodore D. Roth	Greg N. Lubushkin	Vice President,
	Chief Financial Officer	Real Estate Counsel
M. Faye Wilson	John P. Bonanno	Bruce D. Steel
	Senior Vice President,	Managing Director,
	Leasing & Development	BioMed Ventures
	Anne L. Hoffman	Stephen A. Willey
	Senior Vice President,	Vice President,
	Leasing & Development	Chief Accounting Officer
Tentative Schedule for Quarterly Results

Second Quarter 2011	August 3, 2011
Third Quarter 2011	November 2, 2011
Fourth Quarter 2011	February 8, 2012
First Quarter 2012	May 2, 2012

EQUITY RESEARCH COVERAGE
MARCH 31, 2011

BMO Capital Markets	Richard C. Anderson / Mark Lutenski	(212) 885-4180 / (212) 885-4197	richard.anderson@bmo.com / mark.lutenski@bmo.com

Cowen & Company	James Sullivan / Michael Gorman	(646) 562-1380 / (646) 562-1381	james.sullivan@cowen.com / michael.gorman@cowen.com

Credit Suisse	Andrew Rosivach / Suzanne Kim	(415) 249-7942 / (415) 249-7943	andrew.rosivach@credit-suisse.com / suzanne.kim@credit-suisse.com

FBR Capital Markets	Sri Nagarajan / Evan Smith	(646) 885-5429 / (646) 885-5431	snagarajan@fbr.com / esmith@fbr.com

Green Street Advisors	John Stewart / Michael Knott	(949) 640-8780	jstewart@greenst.com / mknott@greenst.com

Jefferies & Co.	Omotayo Okusanya / Steven Benyik	(212) 336-7076 / (212) 707-6348	tokusanya@jefferies.com / sbenyik@jefferies.com

KeyBanc Capital Markets	Jordan Sadler / Craig Mailman	(917) 368-2280 / (917) 368-2316	jsadler@keybanccm.com / cmailman@keybanccm.com

Macquarie Capital (USA)	Rob Stevenson / Nicholas Yulico	(212) 231-8068 / (212) 231-8028	rob.stevenson@macquarie.com / nicholas.yulico@macquarie.com

Raymond James	Paul D. Puryear / William A. Crow	(727) 567-2253 / (727) 567-5294	paul.puryear@raymondjames.com / bill.crow@raymondjames.com

RBC Capital Markets	David Rodgers / Mike Carroll	(440) 715-2647 / (440) 715-2649	dave.rodgers@rbccm.com / michael.carroll@rbccm.com

Robert W. Baird & Co.	David Aubuchon / Justin Pelham-Webb	(314) 863-4235 / (314) 863-6413	daubuchon@rwbaird.com / jpelham-webb@rwbaird.com

Stifel, Nicolaus & Company, Inc.	John W. Guinee / Erin Aslakson	(443) 224-1307 / (443) 224-1350	jwguinee@stifel.com / aslaksone@stifel.com

UBS Securities	Ross T. Nussbaum	(212) 713-4760	ross.nussbaum@ubs.com

Wells Fargo Securities, LLC	Brendan Maiorana / Young Ku	(443) 263-6516 / (443) 263-6564	brendan.maiorana@wachovia.com / young.ku@wachovia.com

FINANCIAL AND OPERATING HIGHLIGHTS
MARCH 31, 2011
(In thousands, except per share and ratio amounts)

	Three months ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Selected Operating Data
Total revenues	$105,545	$105,036	$95,733	$92,912	$92,756

EBITDA (1)	62,247	63,491	55,587	53,696	55,590
Adjusted EBITDA (1)	66,595	67,910	59,932	58,032	59,952

Net operating income — cash basis (2)	73,130	72,390	59,960	59,718	59,173

General and administrative expense	7,421	6,379	6,805	6,449	6,269
Acquisition related expenses	320	665	420	1,819	150

Interest expense	21,316	21,526	21,589	21,870	21,260
Capitalized interest	1,494	1,305	1,191	1,301	1,645
Interest incurred including swap payments (3)	22,862	22,854	22,791	23,411	23,193

Operating margin (4)	70.2%	70.1%	69.3%	72.2%	70.9%
General and administrative expense / Total revenues	7.0%	6.1%	7.1%	6.9%	6.8%

Net income available to common stockholders	5,530	8,521	4,832	4,199	4,299
Net income per share — diluted	$0.04	$0.06	$0.04	$0.04	$0.04

FFO — diluted (5)	42,073	43,581	35,220	33,137	35,487
FFO per share — diluted (5)	$0.29	$0.30	$0.28	$0.27	$0.32

AFFO (5)	40,237	39,697	29,698	29,287	30,791
AFFO per share — diluted (5)	$0.28	$0.28	$0.23	$0.24	$0.27

Dividend per share — common stock	$0.20	$0.17	$0.17	$0.15	$0.14

FFO payout ratio (6)	69.0%	56.7%	60.7%	55.6%	43.8%
AFFO payout ratio (6)	71.4%	60.7%	73.9%	62.5%	51.9%

(1)	For definitions and discussion of EBITDA and adjusted EBITDA, see page 33. For a quantitative reconciliation of the differences between adjusted EBITDA, EBITDA and net income available to common stockholders, see page 13.

(2)	For definitions and discussion of net operating income — cash basis, see page 14.

(3)	Includes interest paid on cash flow hedges classified as accumulated other comprehensive loss. Excludes ineffectiveness recognized on derivative instruments.

(4)	See page 14 for detail.

(5)	For definitions and discussion of FFO and AFFO, see page 33. For a quantitative reconciliation of the differences between FFO, AFFO and net income available to common stockholders, see pages 11 and 12.

(6)	See page 11 for detail of the FFO payout ratio and page 12 for detail of the AFFO payout ratio.

CAPITALIZATION SUMMARY
MARCH 31, 2011
(In thousands, except per share and ratio amounts)

		3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Capitalization:
Total common shares outstanding		131,240	131,047	130,831	113,578	100,312
Total units outstanding (1)		2,989	3,001	3,001	3,001	3,038

Total common shares and units outstanding		134,229	134,048	133,832	116,579	103,350
Common share price at quarter end		$19.02	$18.65	$17.92	$16.09	$16.54

Equity value at quarter end		$2,553,027	$2,499,990	$2,398,274	$1,875,763	$1,709,412
Preferred stock at liquidation value		230,000	230,000	230,000	230,000	230,000
Consolidated debt		1,525,825	1,494,567	1,120,820	1,281,237	1,425,136

Total capitalization		$4,308,852	$4,224,557	$3,749,094	$3,387,000	$3,364,548

Debt / Total assets		38.5%	37.7%	31.4%	37.4%	42.4%
Debt / Total capitalization		35.4%	35.4%	29.9%	37.8%	42.3%

Coverage Ratios (2):
Debt / Adjusted EBITDA		5.7	5.5	4.7	5.5	6.0
Interest coverage		3.4	3.5	3.1	2.9	3.1
Fixed charge coverage		2.6	2.7	2.3	2.2	2.4

Total consolidated debt:
Secured debt / Total assets		15.9%	16.6%	18.5%	19.4%	24.3%
Floating rate debt / Total debt		3.3%	26.3%	1.3%	13.3%	38.2%
Adjusted floating rate debt / Total debt		0.0%	16.2%	0.0%	1.6%	10.1%
Unencumbered real estate / Total real estate		68.1%	66.7%	63.0%	61.3%	60.3%
Unencumbered CABR / Total CABR (3)		69.4%	68.7%	64.8%	64.8%	63.8%
Unsecured line of credit capacity		$661,200	$319,750	$698,150	$537,806	$321,542
Bond covenants (4):	Covenant Requirements

Total Outstanding Debt / Total Assets	Must be ≤ 60%	36.5%	36.1%	29.7%	35.4%	—
Secured Debt / Total Assets	Must be ≤ 40%	15.0%	15.8%	17.4%	18.2%	—
Consolidated Income Available for Debt Service / Annual Debt Service Charge	Must be ≥ 1.5X	2.7	3.1	2.6	2.5	—
Unencumbered Assets / Unsecured Debt — Notes due 2020	Must be ≥ 150%	327%	339%	536%	373%	—
Unencumbered Assets / Unsecured Debt — Notes due 2016	Must be ≥ 150%	321%	—	—	—	—

(1)	Includes both operating partnership (OP) and long term incentive plan (LTIP) units outstanding.

(2)	For discussion of coverage ratios, see page 33. See page 16 for the calculation of interest and fixed charge coverage ratios. See page 13 for calculation of Adjusted EBITDA.

(3)	For discussion of current annualized base rent (CABR), see page 21.

(4)	Calculated in accordance with the covenants contained in the indenture that governs the terms of the Company’s unsecured senior notes due 2020 and supplemental and base indentures that govern the terms of the Company’s unsecured senior notes due 2016, which are included as exhibits to the Company’s Forms 8-K filed with the SEC on April 30, 2010 and March 30, 2011, respectively. The covenants for the unsecured senior notes due 2020 and unsecured senior notes due 2016 are identical, except that the unencumbered total asset value definition for the unsecured senior notes due 2020 includes investments in unconsolidated partnerships accounted for under the equity method of accounting, whereas the unencumbered total asset value definition for the unsecured senior notes due 2016 excludes such investments in unconsolidated partnerships.

PORTFOLIO SUMMARY
MARCH 31, 2011

							Unconsolidated
	Consolidated Portfolio					Partnership Portfolio (1)			Total Portfolio
		Weighted
		Average					Rentable
	Gross	Leased %		Rentable	Percent		Square	Percent		Rentable	Percent
	Book Value	(2)	Properties	Square Feet	Leased	Properties	Feet	Leased	Properties	Square Feet	Leased
	(in thousands)
Stabilized (3)	$2,681,454	98.5%	53	6,643,542	99.1%	4	72,863	100.0%	57	6,716,405	99.1%
Lease up (3)	716,399	59.7%	22	2,899,960	67.2%	3	881,695	47.5%	25	3,781,655	62.6%

Current operating portfolio	3,397,853	90.3%	75	9,543,502	89.4%	7	954,558	51.5%	82	10,498,060	85.9%
Long-term lease up (4)	295,402	24.0%	1	1,389,517	24.0%	—	—	n/a	1	1,389,517	24.0%

Total operating portfolio	3,693,255	85.0%	76	10,933,019	81.1%	7	954,558	51.5%	83	11,887,577	78.7%
Development (5)	54,653	100.0%	1	176,000	100.0%	—	—	n/a	1	176,000	100.0%
Redevelopment (5)	—	—	—	—	n/a	—	—	n/a	—	—	n/a
Pre-development (5)	26,025	—	1	152,145	—	—	—	n/a	1	152,145	—

Total property portfolio	3,773,933	84.7%	78	11,261,164	80.3%	7	954,558	51.5%	85	12,215,722	78.0%

Development potential (5)	133,288			2,626,000						2,626,000

Total portfolio	$3,907,221			13,887,164						14,841,722

(1)	Includes 72,863 rentable square feet of McKellar Court (22%) and 881,695 rentable square feet of PREI joint venture properties (20%). See page 25 for additional detail.

(2)	Calculated based on gross book value for each asset multiplied by the percentage leased.

(3)	See pages 22-23 for detail of consolidated portfolio, page 25 for detail of the unconsolidated partnership portfolio, and page 34 for definitions of terms.

(4)	Includes Pacific Research Center.

(5)	See page 24 for detail of consolidated portfolio, page 25 for detail of the unconsolidated partnership portfolio, and page 34 for definitions of terms.

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2011
(In thousands)

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Assets
Investments in real estate, net	$3,538,560	$3,536,114	$3,207,957	$3,075,150	$3,015,632
Investments in unconsolidated partnerships	56,287	57,265	58,565	59,459	55,968
Cash and cash equivalents	19,351	21,467	20,687	21,339	36,800
Restricted cash	6,687	9,971	12,384	11,547	15,304
Accounts receivable, net	7,358	5,874	7,333	2,859	2,501
Accrued straight-line rents, net	110,981	106,905	102,567	96,298	88,981
Acquired above-market leases, net	28,069	30,566	3,796	2,436	2,741
Deferred leasing costs, net	121,658	125,060	88,828	80,373	81,539
Deferred loan costs, net	13,473	11,499	12,394	12,825	12,124
Other assets	56,656	55,033	58,042	65,935	48,605

Total assets	$3,959,080	$3,959,754	$3,572,553	$3,428,221	$3,360,195

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$629,640	$657,922	$662,522	$664,867	$667,175
Secured term loan	—	—	—	—	150,000
Exchangeable senior notes, net	199,613	199,522	199,432	201,396	218,804
Unsecured senior notes, net	645,081	247,571	247,523	247,475	—
Unsecured line of credit	51,000	392,450	14,050	170,500	394,564
Security deposits	11,585	11,749	10,883	10,352	8,003
Dividends and distributions payable	31,086	27,029	26,992	21,728	18,710
Accounts payable, accrued expenses and other liabilities	88,116	98,826	75,319	50,720	49,532
Derivative instruments	2,231	3,826	5,453	6,631	9,568
Acquired below-market leases, net	7,565	7,963	8,031	9,039	10,062

Total liabilities	1,665,917	1,646,858	1,250,205	1,382,708	1,526,418

Equity:
Stockholders’ equity:
Preferred stock	222,413	222,413	222,413	222,413	222,413
Common stock	1,312	1,310	1,308	1,136	1,003
Additional paid-in capital	2,369,922	2,371,488	2,369,952	2,079,153	1,858,212
Accumulated other comprehensive loss	(68,908)	(70,857)	(73,840)	(77,049)	(81,380)
Dividends in excess of earnings	(241,894)	(221,176)	(207,419)	(190,010)	(177,173)

Total stockholders’ equity	2,282,845	2,303,178	2,312,414	2,035,643	1,823,075
Noncontrolling interests	10,318	9,718	9,934	9,870	10,702

Total equity	2,293,163	2,312,896	2,322,348	2,045,513	1,833,777

Total liabilities and equity	$3,959,080	$3,959,754	$3,572,553	$3,428,221	$3,360,195

CONSOLIDATED STATEMENTS OF INCOME
MARCH 31, 2011
(In thousands, except share and per share data)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Revenues:
Rental	$80,217	$79,157	$72,971	$72,380	$70,600
Tenant recoveries	24,581	23,580	22,723	20,273	20,826
Other income	747	2,299	39	259	1,330

Total revenues	105,545	105,036	95,733	92,912	92,756

Expenses:
Rental operations	20,517	20,935	19,998	17,077	17,851
Real estate taxes	10,681	9,745	9,408	8,703	8,722
Depreciation and amortization	33,835	32,196	27,774	26,469	28,915
General and administrative	7,421	6,379	6,805	6,449	6,269
Acquisition related expenses	320	665	420	1,819	150

Total expenses	72,774	69,920	64,405	60,517	61,907

Income from operations	32,771	35,116	31,328	32,395	30,849
Equity in net loss of unconsolidated partnerships	(648)	(958)	(308)	(100)	(277)
Interest income	125	46	55	51	20
Interest expense	(21,316)	(21,526)	(21,589)	(21,870)	(21,260)
(Loss)/gain on derivative instruments	(1,011)	181	(287)	(497)	150
(Loss)/gain on extinguishment of debt	(43)	81	(22)	(1,444)	(821)

Net income	9,878	12,940	9,177	8,535	8,661
Net income attributable to noncontrolling interests	(107)	(178)	(104)	(95)	(121)

Net income attributable to Company	9,771	12,762	9,073	8,440	8,540
Preferred stock dividends	(4,241)	(4,241)	(4,241)	(4,241)	(4,241)

Net income available to common stockholders	$5,530	$8,521	$4,832	$4,199	$4,299

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.04	$0.06	$0.04	$0.04	$0.04

Weighted-average common shares outstanding:
Basic	129,771,733	129,599,798	112,910,694	109,707,274	98,229,996

Diluted	132,764,842	132,601,048	115,911,944	113,956,077	102,577,329

FFO (1)
MARCH 31, 2011
(In thousands, except per share and ratio amounts)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Reconciliation of net income available to common stockholders to funds from operations (FFO):
Net income available to common stockholders	$5,530	$8,521	$4,832	$4,199	$4,299
Adjustments:
Noncontrolling interests in operating partnership	125	188	122	109	127
Depreciation & amortization — unconsolidated partnerships	921	1,014	835	694	662
Depreciation & amortization — consolidated entities	33,835	32,196	27,774	26,469	28,915
Depreciation & amortization — allocable to noncontrolling interests of consolidated joint ventures	(26)	(26)	(24)	(22)	(22)

FFO	$40,385	$41,893	$33,539	$31,449	$33,981

FFO per share	$0.30	$0.31	$0.29	$0.28	$0.33

FFO	$40,385	$41,893	$33,539	$31,449	$33,981
Interest expense — exchangeable senior notes due 2030 (2)	1,688	1,688	1,681	1,688	1,506

FFO — diluted	$42,073	$43,581	$35,220	$33,137	$35,487

FFO per share diluted (2)	$0.29	$0.30	$0.28	$0.27	$0.32

Dividends and distributions declared per common share	$0.20	$0.17	$0.17	$0.15	$0.14

FFO payout ratio	69.0%	56.7%	60.7%	55.6%	43.8%

Weighted-average common shares and units outstanding diluted (3)	134,253,266	133,905,635	117,139,883	113,956,077	102,577,329
Dilutive effect of exchangeable notes due 2030 (2)	9,914,076	9,914,076	9,914,076	9,914,076	9,914,076

Weighted-average common shares and units outstanding diluted — FFO	144,167,342	143,819,711	127,053,959	123,870,153	112,491,405

(1)	For definitions and discussion of FFO see page 33.

(2)	The calculation of FFO per share diluted includes the assumed issuance of common stock pursuant to the exchange provision of the exchangeable senior notes due 2030, which is dilutive based on the “if converted” method for all periods presented since the original issuance in January 2010. Under the if converted method, if the add back of interest charges relating to the exchangeable senior notes due 2030 divided by the corresponding number of common shares issuable upon exchange is dilutive, the potentially issuable shares are included in the calculation of FFO per diluted share.

(3)	The three months ended March 31, 2011, December 31, 2010 and September 30, 2010 include 1,488,424, 1,304,587 and 1,227,939 shares of unvested restricted stock, respectively, which are considered anti-dilutive for purposes of calculating diluted earnings per share.

AFFO (1)
MARCH 31, 2011
(In thousands, except per share and ratio amounts)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Reconciliation of FFO to adjusted funds from operations (AFFO):
FFO — diluted	$42,073	$43,581	$35,220	$33,137	$35,487
Adjustments:
Recurring capital expenditures and tenant improvements (2)	(2,045)	(2,867)	(3,208)	(1,817)	(2,834)
Leasing commissions	(3,629)	(1,799)	(1,507)	(1,494)	(424)
(Gain)/loss on extinguishment of debt	(398)	(81)	22	1,444	821
Loss/(gain) on derivative instruments	1,011	(181)	287	497	(150)
Amortization of deferred interest costs	1,765	1,771	1,776	1,781	1,786
Amortization of deferred loan costs	1,058	1,080	1,039	1,040	1,143
Amortization of fair-value of debt acquired	(497)	(522)	(476)	(474)	(467)
Amortization of debt discount	141	137	179	208	177
Amortization of lease incentive	518	587	587	535	500
Depreciation included in general and administrative expense	386	376	363	359	347
Non-cash equity compensation	1,871	1,673	1,802	1,725	1,789
Straight line rents	(4,159)	(5,629)	(6,113)	(7,151)	(6,733)
Share of unconsolidated partnership adjustments (3)	42	146	423	433	243
Fair-value lease revenue	2,100	1,425	(696)	(936)	(894)

AFFO	$40,237	$39,697	$29,698	$29,287	$30,791

AFFO per share — diluted	$0.28	$0.28	$0.23	$0.24	$0.27

Dividends and distributions declared per common share	$0.20	$0.17	$0.17	$0.15	$0.14

AFFO payout ratio	71.4%	60.7%	73.9%	62.5%	51.9%

(1)	For definitions and discussion of AFFO see page 33.

(2)	Excludes value-enhancing / first generation capital expenditures and tenant improvements.

(3)	Share of unconsolidated partnership adjustments includes the Company’s share of amortization of deferred loan costs, lease incentives, straight line rents, and fair-value lease revenue.

RECONCILIATION OF EBITDA (1)
MARCH 31, 2011
(In thousands)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Reconciliation of net income available to common stockholders to earnings before interest, taxes, depreciation and amortization (EBITDA):
Net income available to common stockholders	$5,530	$8,521	$4,832	$4,199	$4,299
Interest expense	21,316	21,526	21,589	21,870	21,260
Interest expense — unconsolidated partnerships	645	234	557	464	454
Depreciation & amortization — consolidated entities	33,835	32,196	27,774	26,469	28,915
Depreciation & amortization — unconsolidated partnerships	921	1,014	835	694	662

EBITDA	62,247	63,491	55,587	53,696	55,590
Noncontrolling interests	107	178	104	95	121
Preferred dividends	4,241	4,241	4,241	4,241	4,241

Adjusted EBITDA	$66,595	$67,910	$59,932	$58,032	$59,952

(1)	For definitions and discussion of EBITDA and Adjusted EBITDA, see page 33.

RECONCILIATION OF NET OPERATING INCOME (1)
MARCH 31, 2011
(Dollars in thousands)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Net income	$9,878	$12,940	$9,177	$8,535	$8,661
Equity in net loss of unconsolidated partnerships	648	958	308	100	277
Interest expense	21,316	21,526	21,589	21,870	21,260
Interest income	(125)	(46)	(55)	(51)	(20)
Loss/(gain) on derivative instruments	1,011	(181)	287	497	(150)
Loss/(gain) on extinguishment of debt	43	(81)	22	1,444	821

Income from operations	32,771	35,116	31,328	32,395	30,849
Depreciation and amortization	33,835	32,196	27,774	26,469	28,915
General and administrative	7,421	6,379	6,805	6,449	6,269
Acquisition related expenses	320	665	420	1,819	150

Consolidated net operating income	$74,347	$74,356	$66,327	$67,132	$66,183

Revenues:
Rental	$80,217	$79,157	$72,971	$72,380	$70,600
Tenant recoveries	24,581	23,580	22,723	20,273	20,826
Other income	747	2,299	39	259	1,330

Total revenues	105,545	105,036	95,733	92,912	92,756

Expenses:
Rental operations	20,517	20,935	19,998	17,077	17,851
Real estate taxes	10,681	9,745	9,408	8,703	8,722

Total operating expenses	31,198	30,680	29,406	25,780	26,573

Consolidated net operating income	$74,347	$74,356	$66,327	$67,132	$66,183

Consolidated net operating income — cash basis (2)	$73,130	$72,390	$59,960	$59,718	$59,173

Operating margin (3)	70.2%	70.1%	69.3%	72.2%	70.9%
Operating expense recovery (4)	78.8%	76.9%	77.3%	78.6%	78.4%

(1)	For a definition and discussion of net operating income, see page 33.

(2)	Consolidated net operating income — cash basis is calculated as (consolidated net operating income — straight line rents — fair value lease revenue — lease incentive revenue — bad debt expense).

(3)	Operating margin is calculated as ((rental revenues + tenant recovery revenues — rental operations — real estate taxes) / (rental revenues + tenant recovery revenues)).

(4)	Operating expense recovery is calculated as (tenant recovery revenues / (rental operations + real estate taxes)).

INTEREST EXPENSE
MARCH 31, 2011
(Dollars in thousands)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Mortgage notes payable	$11,377	$11,829	$11,838	$11,845	$11,858
Secured term loan	—	—	—	222	1,170
Exchangeable senior notes	1,911	1,911	1,915	2,132	1,963
Unsecured senior notes	3,914	3,827	3,829	2,637	—
Unsecured line of credit	1,496	1,101	1,004	933	1,152
Derivative instruments	1,645	1,697	1,676	2,847	4,123

Interest expense — cash basis	$20,343	$20,365	$20,262	$20,616	$20,266

Non cash interest expense
Amortization of fair-value of debt acquired	(497)	(522)	(476)	(474)	(467)
Amortization of debt discount	141	137	179	208	177
Amortization of deferred loan costs	1,058	1,080	1,039	1,040	1,143
Amortization of deferred interest costs	1,765	1,771	1,776	1,781	1,786
Capitalized interest	(1,494)	(1,305)	(1,191)	(1,301)	(1,645)

Interest expense	$21,316	$21,526	$21,589	$21,870	$21,260

COVERAGE RATIOS (1)
MARCH 31, 2011
(In thousands, except ratios)

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Interest coverage ratio
Adjusted EBITDA	$66,595	$67,910	$59,932	$58,032	$59,952
Interest expense:
Interest expense	21,316	21,526	21,589	21,870	21,260
Interest expense — unconsolidated partnerships	645	234	557	464	454
Amortization of deferred interest costs	(1,765)	(1,771)	(1,776)	(1,781)	(1,786)
Amortization of deferred loan costs	(1,058)	(1,080)	(1,039)	(1,040)	(1,143)
Amortization of debt discount	(141)	(137)	(179)	(208)	(177)
Amortization of fair-value of debt acquired	497	522	476	474	467

Total interest expense	$19,494	$19,294	$19,628	$19,779	$19,075

Interest coverage ratio	3.4	3.5	3.1	2.9	3.1

Fixed charge coverage ratio
Adjusted EBITDA	$66,595	$67,910	$59,932	$58,032	$59,952
Fixed charges:
Interest expense	21,316	21,526	21,589	21,870	21,260
Interest expense — unconsolidated partnerships	645	234	557	464	454
Amortization of deferred interest costs	(1,765)	(1,771)	(1,776)	(1,781)	(1,786)
Amortization of deferred loan costs	(1,058)	(1,080)	(1,039)	(1,040)	(1,143)
Amortization of debt discount	(141)	(137)	(179)	(208)	(177)
Amortization of fair-value of debt acquired	497	522	476	474	467
Principal payments	1,825	1,912	1,868	1,834	1,812
Preferred dividends	4,241	4,241	4,241	4,241	4,241

Total fixed charges	$25,560	$25,447	$25,737	$25,854	$25,128

Fixed charge coverage ratio	2.6	2.7	2.3	2.2	2.4

(1)	For a discussion of coverage ratios, see page 33.

DEBT SUMMARY
MARCH 31, 2011
(Dollars in thousands)

				Unamortized
	Stated	Effective	Principal	Premium /	Carrying	Maturity
	Rate	Rate	Balance	(Discount)	Value	Date
Consolidated debt:
Mortgage notes payable:
Ardentech Court (1)	7.25%	5.06%	$4,205	$117	$4,322	07/12
Center for Life Science | Boston	7.75%	7.75%	3 44,744	—	344,744	06/14
500 Kendall Street (Kendall D)	6.38%	5.45%	63,749	3,179	66,928	12/18
6828 Nancy Ridge Drive	7.15%	5.38%	6,458	172	6,630	09/12
Shady Grove Road	5.97%	5.97%	147,000	—	147,000	09/16
Sidney Street	7.23%	5.11%	27,153	681	27,834	06/12
Sorrento West	7.42%	2.72%	13,181	406	13,587	11/11
9865 Towne Centre Drive	7.95%	7.95%	17,572	—	17,572	06/13
900 Uniqema Boulevard	8.61%	5.61%	963	60	1,023	05/15

Total / weighted average on fixed rate mortgages	7.16%	6.84%	625,025	4,615	629,640

Fixed rate debt:
Unsecured exchangeable senior notes due 2026	4.50%	6.45%	19,800	(187)	19,613	10/26
Unsecured exchangeable senior notes due 2030	3.75%	3.75%	180,000	—	180,000	01/30
Unsecured senior notes due 2016	3.85%	3.99%	400,000	(2,539)	397,461	04/16
Unsecured senior notes due 2020	6.13%	6.27%	250,000	(2,380)	247,620	04/20

Total / weighted average fixed rate debt	5.63%	5.59%	1,474,825	(491)	1,474,334

Variable rate debt:
$720 million unsecured line of credit	1.36%	1.36%	51,000	—	51,000	08/11

Total / weighted average variable rate debt	1.36%	1.36%	51,000	—	51,000

Total / weighted average consolidated debt	5.49%	5.44%	$1,525,825	$(491)	$1,525,334

Share of unconsolidated partnership debt:
PREI secured loan (20%) (variable)	3.76%	3.76%	$40,650	$—	$40,650	02/12
PREI secured construction loan (20%) (variable)	1.77%	1.77%	40,709	—	40,709	08/11

Total / weighted average share of unconsolidated partnership debt	2.76%	2.76%	81,359	—	81,359

Total / weighted average consolidated and share of unconsolidated partnership debt	5.35%	5.31%	$1,607,184	$(491)	$1,606,693

(1)	Subsequent to quarter-end, the Ardentech Court note was voluntarily prepaid in full prior to its scheduled maturity.

DEBT ANALYSIS
MARCH 31, 2011
(Dollars in thousands)

Secured and Unsecured Debt Analysis
			Weighted	Weighted
		Percentage	Average	Average
	Principal	of Principal	Stated	Effective
	Balance	Balance	Interest Rate	Interest Rate
Secured debt	$625,025	41.0%	7.16%	6.84%
Unsecured debt	900,800	59.0%	4.33%	4.73%

Total consolidated debt	$1,525,825	100.0%	5.49%	5.59%

Fixed and Variable Rate Debt Analysis
			Weighted	Weighted
		Percentage	Average	Average
	Principal	of Principal	Stated	Effective
	Balance	Balance	Interest Rate	Interest Rate
Fixed rate debt	$1,474,825	96.7%	5.63%	5.59%
Variable rate debt — hedged	51,000	3.3%	1.36%	5.80%

Total consolidated debt	$1,525,825	100.0%	5.49%	5.59%

DEBT MATURITIES
MARCH 31, 2011
(In thousands)
Weighted average debt maturity is 6.9 years for consolidated debt.

	2011	2012	2013	2014	2015	Thereafter	Total
Consolidated debt:
Fixed rate debt:
Fixed rate mortgages	$18,968	$44,879	$25,370	$339,020	$6,253	$190,535	$625,025
Unsecured exchangeable senior notes due 2026 (1)	—	—	—	—	—	19,800	19,800
Unsecured exchangeable senior notes due 2030 (2)	—	—	—	—	—	180,000	180,000
Unsecured senior notes due 2016	—	—	—	—	—	400,000	400,000
Unsecured senior notes due 2020	—	—	—	—	—	250,000	250,000

Total fixed rate debt	18,968	44,879	25,370	339,020	6,253	1,040,335	1,474,825
Variable rate debt:
$720 million unsecured line of credit (3)	51,000	—	—	—	—	—	51,000

Total variable rate debt	51,000	—	—	—	—	—	51,000

Total consolidated debt	$69,968	$44,879	$25,370	$339,020	$6,253	$1,040,335	$1,525,825

Share of unconsolidated partnership debt:
PREI secured loan (20%) (variable)	$—	$40,650	$—	$—	$—	$—	$40,650
PREI secured construction loan (20%) (variable)	40,709	—	—	—	—	—	40,709

Share of total unconsolidated partnership debt	$40,709	$40,650	$—	$—	$—	$—	$81,359

Total consolidated and share of unconsolidated partnership debt	$110,677	$85,529	$25,370	$339,020	$6,253	$1,040,335	$1,607,184

(1)	The holders of the unsecured exchangeable senior notes due 2026 (the “2026 Notes”) have the right to require the Company to repurchase the 2026 Notes, in whole or in part, for cash on each of October 1, 2011, October 1, 2016 and October 1, 2021, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2026 Notes plus accrued and unpaid interest.

(2)	The holders of the unsecured exchangeable senior notes due 2030 (the “2030 Notes”) have the right to require the Company to repurchase the 2030 Notes, in whole or in part, for cash on each of January 15, 2015, January 15, 2020 and January 15, 2025, or upon the occurrence of a designated event, in each case for a repurchase price equal to 100% of the principal amount of the 2030 Notes plus accrued and unpaid interest.

(3)	The maturity date may be extended to August 1, 2012 after satisfying certain conditions.

COMMON AND PREFERRED STOCK DATA
MARCH 31, 2011
(Shares in thousands)
SUMMARY OF COMMON SHARES

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Earnings per share
Weighted average common shares outstanding	129,772	129,600	112,911	109,707	98,229
Weighted average OP and LTIP units outstanding	2,993	3,001	3,001	3,019	3,058
Dilutive effect of restricted stock	—	—	—	1,230	1,290

Diluted common shares — EPS	132,765	132,601	115,912	113,956	102,577

Funds from operations
Weighted average common shares outstanding	129,772	129,600	112,911	109,707	98,229
Weighted average OP and LTIP units outstanding	2,993	3,001	3,001	3,019	3,058
Dilutive effect of restricted stock	1,488	1,305	1,228	1,230	1,290
Dilutive effect of exchangeable senior notes due 2030	9,914	9,914	9,914	9,914	9,914

Diluted common shares — FFO	144,167	143,820	127,054	123,870	112,491

Closing common shares, OP and LTIP units outstanding	134,229	134,048	133,832	116,579	103,350
Preferred shares outstanding	9,200	9,200	9,200	9,200	9,200

High price	$19.19	$19.50	$19.25	$19.50	$17.88
Low price	$16.72	$16.64	$14.79	$15.04	$13.36
Average closing price	$17.92	$18.21	$17.52	$17.39	$15.70
Closing price	$19.02	$18.65	$17.92	$16.09	$16.54
Dividends per share — annualized	$0.80	$0.68	$0.68	$0.60	$0.56
Closing dividend yield — annualized	4.2%	3.6%	3.8%	3.7%	3.4%
DIVIDENDS PER SHARE

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Common Stock — BMR
Amount	$0.20	$0.17	$0.17	$0.15	$0.14
Declared	March 14, 2011	December 15, 2010	September 15, 2010	June 15, 2010	March 15, 2010
Record	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Paid	April 15, 2011	January 17, 2011	October 15, 2010	July 15, 2010	April 15, 2010

Preferred Stock — BMR PrA
Amount	$0.46094	$0.46094	$0.46094	$0.46094	$0.46094
Declared	March 14, 2011	December 15, 2010	September 15, 2010	June 15, 2010	March 15, 2010
Record	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
Paid	April 15, 2011	January 17, 2011	October 15, 2010	July 15, 2010	April 15, 2010

MARKET SUMMARY
MARCH 31, 2011

		Current (1)			Expiration (2)
				Annualized			Annualized
	Leased		Percent of	Base Rent		Percent of	Base Rent
	Square	Annualized	Annualized	per Leased	Annualized	Annualized	per Leased
Market	Feet	Base Rent	Base Rent	Sq Ft	Base Rent	Base Rent	Sq Ft
		(in thousands)			(in thousands)
Boston	2,259,627	$124,934	34.3%	$55.29	$132,586	31.0%	$58.68
San Francisco	1,659,937	56,636	15.5%	34.12	70,651	16.5%	42.56
San Diego	1,739,804	56,085	15.4%	32.24	69,578	16.3%	39.99
Maryland	1,502,766	54,721	15.0%	36.41	70,858	16.6%	47.15
New York / New Jersey	1,089,345	36,627	10.1%	33.62	45,393	10.6%	41.67
Pennsylvania	700,376	15,637	4.3%	22.33	17,023	4.0%	24.31
Seattle	197,473	8,606	2.4%	43.58	9,858	2.3%	49.92
University Related — Other	381,390	11,108	3.0%	29.13	12,137	2.7%	31.82

Total portfolio / weighted average	9,530,718	$364,354	100.0%	$38.23	$428,084	100.0%	$44.92

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.

(2)	Annualized base rent at expiration is the monthly contractual rent as of date of expiration of the applicable lease (not including any extension options(s)), multiplied by 12 months.

PROPERTY LISTING — CONSOLIDATED PORTFOLIO
MARCH 31, 2011

					Rentable	Percent of	Leased
			Property		Square	Rentable	Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	3/31/11	12/31/10
	Boston
1	Albany Street	May 31, 2005	Stabilized	2	75,003	0.7%	75,003	100.0%	100.0%
2	Center for Life Science¦Boston	November 17, 2006	Stabilized	1	704,159	6.9%	672,900	95.6%	91.1%
3	Charles Street	April 7, 2006	Stabilized	1	47,912	0.4%	47,912	100.0%	100.0%
4	Coolidge Avenue	April 5, 2005	Lease Up	1	37,400	0.3%	12,972	34.7%	34.7%
5	21 Erie Street	May 31, 2005	Stabilized	1	48,627	0.4%	48,627	100.0%	100.0%
6	40 Erie Street	May 31, 2005	Stabilized	1	100,854	0.9%	100,854	100.0%	100.0%
7	47 Erie Street Parking Structure	May 31, 2005	Stabilized	1	447 Stalls	n/a	447 Stalls	n/a	n/a
8	Fresh Pond Research Park	April 5, 2005	Lease Up	6	90,702	0.8%	19,453	21.4%	56.8%
9	675 W. Kendall Street (Kendall A)	May 31, 2005	Stabilized	1	302,919	2.7%	298,871	98.7%	98.7%
10	500 Kendall Street (Kendall D)	May 31, 2005	Stabilized	1	349,325	3.1%	344,097	98.5%	98.5%
11	Sidney Street	May 31, 2005	Stabilized	1	191,904	1.7%	191,904	100.0%	100.0%
12	Vassar Street	May 31, 2005	Lease Up	1	61,011	0.5%	28,061	46.0%	—

	Total Boston			18	2,009,816	18.4%	1,840,654	91.6%	90.6%

	San Francisco
13	Ardentech Court	November 18, 2004	Stabilized	1	55,588	0.5%	55,588	100.0%	100.0%
14	Ardenwood Venture (2)	June 14, 2006	Lease Up	1	72,500	0.6%	27,620	38.1%	38.1%
15	Bayshore Boulevard	August 17, 2004	Stabilized	3	183,344	1.6%	183,344	100.0%	100.0%
16	Bridgeview Technology Park I	September 10, 2004	Stabilized	2	201,567	1.8%	186,616	92.6%	62.1%
17	Bridgeview Technology Park II	March 16, 2005	Lease Up	1	50,400	0.4%	25,200	50.0%	50.0%
18	Dumbarton Circle	May 27, 2005	Stabilized	3	44,000	0.4%	44,000	100.0%	100.0%
19	Eccles Avenue	December 1, 2005	Pre-development	1	152,145	1.4%	—	—	—
20	Forbes Boulevard	September 5, 2007	Lease Up	1	240,000	2.1%	121,008	50.4%	50.0%
21	Industrial Road	August 17, 2004	Lease Up	1	171,965	1.5%	144,105	83.8%	83.8%
22	Gateway Business Park	October 26, 2010	Stabilized	7	284,013	2.5%	284,013	100.0%	100.0%
23	Kaiser Drive	August 25, 2005	Lease Up	1	87,953	0.8%	49,915	56.8%	56.8%
24	Pacific Research Center	July 11, 2006	Lease Up	10	1,389,517	12.3%	333,641	24.0%	24.0%
25	Science Center at Oyster Point	October 26, 2010	Stabilized	2	204,887	1.8%	204,887	100.0%	100.0%

	Total San Francisco			34	3,137,879	27.7%	1,659,937	52.9%	50.9%

	San Diego
26	Balboa Avenue	August 13, 2004	Stabilized	1	35,344	0.3%	35,344	100.0%	100.0%
27	Bernardo Center Drive	August 13, 2004	Stabilized	1	61,286	0.5%	61,286	100.0%	100.0%
28	4570 Executive Drive	September 17, 2010	Stabilized	1	125,219	1.1%	125,219	100.0%	100.0%
29	4775 / 4785 Executive Drive	July 15, 2010	Lease Up	1	62,896	0.6%	—	—	—
30	Faraday Avenue	September 19, 2005	Stabilized	1	28,704	0.3%	28,704	100.0%	100.0%
31	Gazelle Court	March 30, 2010	Development	1	176,000	1.6%	176,000	100.0%	100.0%
32	3525 John Hopkins Court	December 28, 2010	Stabilized	1	48,306	0.4%	48,306	100.0%	100.0%
33	3545-3575 John Hopkins Court	August 16, 2006	Lease Up	1	72,192	0.6%	21,470	29.7%	29.7%
34	6114-6154 Nancy Ridge Drive	May 2, 2007	Stabilized	3	196,557	1.7%	196,557	100.0%	100.0%
35	6828 Nancy Ridge Drive	April 21, 2005	Stabilized	1	42,138	0.4%	42,138	100.0%	100.0%
36	Pacific Center Boulevard	August 24, 2007	Stabilized	2	66,745	0.6%	66,745	100.0%	100.0%
37	Road to the Cure	December 14, 2006	Lease Up	1	67,998	0.6%	59,731	87.8%	79.6%
38	San Diego Science Center	October 21, 2004	Lease Up	1	105,364	0.9%	88,274	83.8%	75.7%
39	10240 Science Center Drive	September 23, 2010	Stabilized	1	49,347	0.4%	49,347	100.0%	100.0%
40	10255 Science Center Drive	September 24, 2004	Stabilized	1	53,740	0.5%	53,740	100.0%	100.0%
41	Sorrento Valley Boulevard	December 7, 2006	Stabilized	1	54,924	0.5%	54,924	100.0%	100.0%
42	11388 Sorrento Valley Road	September 10, 2010	Stabilized	1	35,940	0.3%	35,940	100.0%	100.0%
43	Sorrento Plaza	December 18, 2010	Stabilized	2	31,184	0.3%	31,184	100.0%	100.0%
44	Sorrento West	October 15, 2010	Stabilized	8	163,799	1.5%	161,037	98.3%	91.1%

PROPERTY LISTING — CONSOLIDATED PORTFOLIO
MARCH 31, 2011

					Rentable	Percent of	Leased
			Property		Square	Rentable	Square	Percent Leased
	Property	Acquisition Date	Status (1)	Buildings	Feet	Sq Ft	Feet	3/31/11	12/31/10
	San Diego (Continued)
45	Torreyana Road	March 22, 2007	Stabilized	1	81,204	0.7%	81,204	100.0%	100.0%
46	9865 Towne Centre Drive	August 12, 2004	Stabilized	2	94,866	0.8%	94,866	100.0%	100.0%
47	9885 Towne Centre Drive	August 12, 2004	Stabilized	2	104,870	0.9%	104,870	100.0%	100.0%
48	Waples Street	March 1, 2005	Stabilized	1	50,055	0.4%	50,055	100.0%	100.0%

	Total San Diego			36	1,808,678	15.9%	1,666,941	92.2%	90.7%

	Maryland
49	Beckley Street	December 17, 2004	Stabilized	1	77,225	0.7%	77,225	100.0%	100.0%
50	9911 Belward Campus Drive	May 24, 2006	Stabilized	1	289,912	2.6%	289,912	100.0%	100.0%
51	9920 Belward Campus Drive	May 8, 2007	Stabilized	1	51,181	0.5%	51,181	100.0%	100.0%
52	Medical Center Drive	May 3, 2010	Stabilized	5	217,983	1.9%	217,983	100.0%	100.0%
53	Shady Grove Road	May 24, 2006	Stabilized	4	635,058	5.6%	635,058	100.0%	100.0%
54	Tributary Street	December 17, 2004	Stabilized	1	91,592	0.8%	91,592	100.0%	100.0%
55	50 West Watkins Mill Road	May 7, 2010	Stabilized	1	57,410	0.5%	57,410	100.0%	100.0%
56	55 / 65 West Watkins Mill Road	February 23, 2010	Stabilized	2	82,405	0.7%	82,405	100.0%	100.0%

	Total Maryland			16	1,502,766	13.3%	1,502,766	100.0%	100.0%

	New York / New Jersey
57	Graphics Drive	March 17, 2005	Lease Up	1	72,300	0.6%	64,960	89.8%	89.8%
58	Landmark at Eastview	August 12, 2004	Lease Up	5	759,716	6.7%	663,865	87.4%	85.3%
59	Landmark at Eastview II	August 12, 2004	Stabilized	3	360,520	3.2%	360,520	100.0%	100.0%
60	One Research Way	May 31, 2006	Lease Up	1	49,421	0.4%	—	—	—

	Total New York / New Jersey			10	1,241,957	10.9%	1,089,345	87.7%	86.5%

	Pennsylvania
61	Eisenhower Road	August 13, 2004	Lease Up	1	27,750	0.2%	16,565	59.7%	59.7%
62	George Patterson Boulevard	October 28, 2005	Stabilized	1	71,500	0.6%	71,500	100.0%	100.0%
63	King of Prussia	August 11, 2004	Lease Up	5	427,109	3.8%	374,387	87.7%	87.7%
64	Phoenixville Pike	May 5, 2005	Stabilized	1	104,400	0.9%	99,878	95.7%	95.7%
65	Spring Mill Drive	July 20, 2006	Lease Up	1	76,561	0.7%	66,932	87.4%	100.0%
66	900 Uniqema Boulevard	January 13, 2006	Stabilized	1	11,293	0.1%	11,293	100.0%	100.0%
67	1000 Uniqema Boulevard	September 30, 2005	Stabilized	1	59,821	0.5%	59,821	100.0%	100.0%

	Total Pennsylvania			11	778,434	6.8%	700,376	90.0%	91.2%

	Seattle
68	Elliott Avenue	August 24, 2004	Lease Up	1	154,341	1.4%	—	—	—
69	500 Fairview Avenue	January 28, 2008	Stabilized	1	22,213	0.2%	22,213	100.0%	100.0%
70	530 Fairview Avenue	January 12, 2006	Lease Up	1	96,188	0.9%	81,632	84.9%	66.8%
71	Monte Villa Parkway	August 17, 2004	Stabilized	1	51,000	0.5%	51,000	100.0%	100.0%
72	217th Place	November 21, 2006	Lease Up	1	67,799	0.6%	42,628	62.9%	62.9%

	Total Seattle			5	391,541	3.6%	197,473	50.4%	46.0%

	University Related — Other
73	Lucent Drive	May 31, 2005	Stabilized	1	21,500	0.2%	21,500	100.0%	100.0%
74	Paramount Parkway	July 20, 2010	Stabilized	1	61,603	0.5%	61,603	100.0%	100.0%
75	Patriot Drive	December 17, 2010	Lease Up	1	48,394	0.4%	39,691	82.0%	82.0%
76	Trade Centre Avenue	August 9, 2006	Stabilized	2	78,023	0.7%	78,023	100.0%	100.0%
77	Walnut Street	July 7, 2006	Stabilized	4	149,984	1.3%	149,984	100.0%	100.0%
78	Weston Parkway	December 17, 2010	Stabilized	1	30,589	0.3%	30,589	100.0%	100.0%

	Total University Related — Other			10	390,093	3.4%	381,390	97.8%	97.8%

	Total / weighted average			140	11,261,164	100.0%	9,038,882	80.3%	79.1%

(1)	For a definition of Property Status, see page 34.

(2)	The Company owns 87.5% of the limited liability company that owns the Ardenwood Venture property.

DEVELOPMENT / REDEVELOPMENT / PRE-DEVELOPMENT / DEVELOPMENT POTENTIAL
MARCH 31, 2011
(Dollars in thousands)

						Estimated	Estimated
		Rentable	Percent	Percent	Investment	Total	In-Service
Property	Market	Square Feet	Leased	In Service	to Date (1)	Investment (2)	Date (3)
DEVELOPMENT:
Gazelle Court	San Diego	176,000	100.0%	—	$47,600	$77,500	Q3 2011

REDEVELOPMENT:
N/A	N/A	—	—	—	—	—	—

Total / weighted average		176,000	100.0%	—	$47,600	$77,500

						Estimated	Estimated
		Rentable	Percent	Percent	Investment	Total	In-Service
Property	Market	Square Feet	Leased	In Service	to Date (1)	Investment (2)	Date (3)
PRE-DEVELOPMENT:
Eccles Avenue (4)	San Francisco	152,145	—	—	$25,800	TBD	TBD
DEVELOPMENT POTENTIAL:

Estimated
Developable
Market	Square Feet
Boston	50,000
San Francisco	1,454,000
San Diego	103,000
Maryland	529,000
New York / New Jersey	326,000
Pennsylvania	50,000
Seattle	114,000

Total	2,626,000

(1)	Consists of amounts paid through period end and excludes any amounts accrued.

(2)	Excludes costs associated with speculative leasing.

(3)	Management’s estimate of the time in which construction is substantially completed. A project is considered substantially complete and held available for occupancy upon the completion of tenant improvements, but no later than one year from cessation of major construction activity.

(4)	Management is currently engaged in entitlement activities that it estimates could increase the rentable square footage of this property to approximately 260,000 square feet. The net new square feet is captured in development potential.

PROPERTY LISTING — UNCONSOLIDATED PARTNERSHIPS
MARCH 31, 2011
(Dollars in thousands)

				Rentable	Leased
		Property		Square	Square	Percent Leased
Property	Acquisition Date	Status (1)	Buildings	Feet	Feet	3/31/11	12/31/10	Market
McKellar Court
1 McKellar Court	September 30, 2004	Stabilized	1	72,863	72,863	100.0%	100.0%	San Diego

PREI
2 320 Bent Street	April 4, 2007	Lease Up	1	184,405	145,304	78.8%	78.8%	Boston
3 301 Binney Street	April 4, 2007	Lease Up	1	417,290	273,669	65.6%	58.3%	Boston
4 301 Binney Garage	April 4, 2007	Lease Up	1	503 Stalls	n/a	n/a	n/a	Boston
5 650 E. Kendall Street (Kendall B)	April 4, 2007	Lease Up	1	280,000	—	—	—	Boston
6 350 E. Kendall Street Garage (Kendall F)	April 4, 2007	Stabilized	1	1,409 Stalls	n/a	n/a	n/a	Boston
7 Kendall Crossing Apartments	April 4, 2007	Stabilized	1	37 Apts.	n/a	n/a	n/a	Boston

	McKellar
	McKellar Court (2)	PREI	Total
Total assets	$14,665	$647,692	$662,357
Total debt (3)	10,280	406,797	417,077
Current annualized base rent	1,882	24,792	26,674

BioMed’s net investment in unconsolidated partnerships	$12,479	$43,808	$56,287
BioMed’s pro rata share of debt	—	81,359	81,359
BioMed ownership percentage	22%	20%	20%

(1)	For a definition of Property Status, see page 34.

(2)	The Company owns a general partnership interest in the limited partnership that owns this property, which entitles it to 75% of the gains upon a sale of the property and 22% of the operating cash flows.

(3)	McKellar Court’s debt is payable to BioMed Realty, L.P. and is included in investments in unconsolidated partnerships on the Company’s consolidated balance sheet.

LEASE EXPIRATIONS
MARCH 31, 2011
Weighted average remaining lease term is 8.1 years for the consolidated portfolio and 8 years for the total portfolio.

			Current (1)			Expiration (2)
					Annualized			Annualized
		Percent of		Percent of	Base Rent		Percent of	Base Rent
	Leased	Leased	Annualized	Annualized	per Leased	Annualized	Annualized	per Leased
Expiration	Square Feet	Square Feet	Base Rent	Base Rent	Square Feet	Base Rent	Base Rent	Square Feet
			(in thousands)			(in thousands)
Month-to-month	38,483	0.4%	$453	0.1%	$11.77	$553	0.1%	$14.37
Second quarter 2011	175,344	1.8%	3,220	0.9%	18.36	3,226	0.8%	18.40
Third quarter 2011	62,806	0.7%	1,959	0.5%	31.19	1,959	0.5%	31.19
Fourth quarter 2011	34,652	0.4%	630	0.2%	18.18	630	0.1%	18.18

2011	272,802	2.9%	5,809	1.6%	21.29	5,815	1.4%	21.32
2012	481,320	5.1%	20,835	5.7%	43.29	21,367	5.0%	44.39
2013	688,152	7.2%	17,356	4.8%	25.22	18,554	4.3%	26.96
2014	782,828	8.2%	21,594	5.9%	27.58	23,112	5.4%	29.52
2015	356,006	3.7%	11,267	3.1%	31.65	12,342	2.9%	34.67
2016	1,376,459	14.4%	52,898	14.5%	38.43	58,049	13.6%	42.17
2017	127,351	1.3%	3,992	1.1%	31.35	4,751	1.1%	37.31
2018	1,136,622	11.9%	50,984	14.0%	44.86	57,078	13.3%	50.22
2019	270,150	2.8%	7,763	2.1%	28.74	9,662	2.3%	35.77
2020	400,771	4.2%	16,084	4.4%	40.13	14,522	3.4%	36.24
Thereafter	3,599,774	37.9%	155,319	42.7%	43.15	202,279	47.2%	56.19

Total / weighted average	9,530,718	100.0%	$364,354	100.0%	$38.23	$428,084	100.0%	$44.92

(1)	Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.

(2)	Annualized base rent at expiration is the monthly contractual rent as of the date of expiration of the applicable lease (not including any extension option(s)), multiplied by 12 months.

EXPIRATIONS BY MARKET
MARCH 31, 2011

	Leased Square Feet
Expiration	Boston	San Francisco	San Diego	Maryland	NY/NJ	Pennsylvania	Seattle	University/Other	Total
Month-to-month	—	—	5,808	—	32,675	—	—	—	38,483
2011	5,295	10,000	56,465	113,784	9,567	73,189	4,502	—	272,802
2012	21,705	194,161	179,536	—	50,328	13,377	22,213	—	481,320
2013	12,972	213,826	267,533	—	136,609	44,318	3,962	8,932	688,152
2014	28,019	55,098	110,324	121,414	—	396,776	19,108	52,089	782,828
2015	28,061	57,950	218,750	—	—	34,753	—	16,492	356,006
2016	648,501	307,069	19,890	—	12,063	31,166	68,160	289,610	1,376,459
2017	—	—	30,776	51,181	45,394	—	—	—	127,351
2018	807,347	121,590	150,790	—	—	—	42,628	14,267	1,136,622
2019	2,676	61,757	—	168,817	—	—	36,900	—	270,150
2020	111,144	49,915	72,863	122,600	44,249	—	—	—	400,771
Thereafter	593,907	588,571	627,069	924,970	758,460	106,797	—	—	3,599,774

Total	2,259,627	1,659,937	1,739,804	1,502,766	1,089,345	700,376	197,473	381,390	9,530,718

10 LARGEST TENANTS
MARCH 31, 2011
BioMed’s properties were leased to 157 tenants.

				Annualized	Percent of
				Base Rent	Annualized
	Leased		Annualized	per Leased	Base Rent
	Square	Percent of	Base Rent	Sq Ft	Current	Lease
Tenant	Feet	Leased Sq Ft	Current (1)	Current	Total Portfolio	Expiration
(In thousands)
1 Human Genome Sciences, Inc.	924,970	9.7%	$42,756	$46.22	11.7%	June 2026
2 Vertex Pharmaceuticals Incorporated (2)	685,286	7.2%	33,588	49.01	9.2%	Multiple
3 Elan Pharmaceuticals, Inc. (3)	419,628	4.4%	26,438	63.00	7.3%	Multiple
4 Beth Israel Deaconess Medical Center, Inc.	362,364	3.8%	25,543	70.49	7.0%	July 2023
5 Regeneron Pharmaceuticals, Inc. (4)	568,694	6.0%	22,832	40.15	6.3%	Multiple
6 sanofi-aventis U.S. Inc. (5)	418,003	4.4%	19,469	46.58	5.3%	Multiple
7 Ironwood Pharmaceuticals, Inc. (6)	193,986	2.0%	10,048	51.80	2.8%	February 2016
8 Merck & Co., Inc. (7)	214,946	2.3%	10,017	46.60	2.7%	Multiple
9 Children’s Hospital Corporation	150,215	1.6%	9,151	60.92	2.5%	May 2023
10 Centocor Ortho Biotech Inc. (Johnson & Johnson)	374,387	3.9%	8,490	22.68	2.3%	April 2014

Total / weighted average (8)	4,312,479	45.3%	$208,332	$48.31	57.1%

(1)	Based on current annualized base rent. Current annualized base rent is the monthly contractual rent as of the current quarter ended, or if rent has not yet commenced, the first monthly rent payment due at each rent commencement date, multiplied by 12 months.

(2)	20,608 square feet expire June 2012, 81,204 square feet expire October 2013, 292,758 square feet expire January 2016, and 290,716 square feet expire May 2018.

(3)	5,198 square feet expire January 2012, 154,445 square feet expire January 2013, 55,098 square feet expire January 2015, 115,888 square feet expire April 2024, and 88,999 square feet expire February 2025.

(4)	16,725 square feet are on a month-to-month basis, 6,568 square feet expire September 2011, and 545,401 square feet expire July 2024.

(5)	Subsequent to quarter-end, sanofi-aventis U.S. Inc. acquired Genzyme, a tenant that leases 343,000 square feet at 500 Kendall Street. 343,000 square feet expire August 2018 and 75,003 square feet expire October 2018.

(6)	The Company owns 20% of the limited liability company that owns 301 Binney, at which this tenant leases 193,986 square feet.

(7)	The Company owns 20% of the limited liability company that owns 320 Bent, a property at which this tenant leases 145,304 square feet. This tenant also guarantees rent on 39,053 square feet leased at Landmark at Eastview and 30,589 square feet leased at Weston Parkway. 39,053 square feet expire July 2012, 30,589 square feet expire January

2014 and 145,304 square feet expire September 2016.

(8)	Without regard to any early lease terminations and/or renewal options.

SAME PROPERTY ANALYSIS
MARCH 31, 2011
(Dollars in thousands)

	Quarter Ended
	3/31/11	3/31/10	Percent Change
Total Same Property Portfolio (1)
Number of properties	66	66
Rentable square feet	9,949,261	9,949,261
Percent of total portfolio	81.4%	92.4%
Percent leased	79.7%	78.7%

Revenues:
Rental	$74,312	$74,778	(0.6%)
Tenant recoveries	25,373	24,177	4.9%

Total revenues	99,685	98,955	0.7%

Expenses:
Rental operations	20,493	19,440	5.4%
Real estate taxes	9,995	9,849	1.5%

Total expenses	30,488	29,289	4.1%

Same property net operating income (2)	$69,197	$69,666	(0.7%)

Less straight line rents, fair-value lease revenue, lease incentive revenue, and bad debt expense	(1,659)	(6,959)	(76.2%)

Same property net operating income — cash basis (2) (3)	$67,538	$62,707	7.7%

Rental revenue — cash basis (3)	$72,337	$67,541	7.1%

(1)	The same property portfolio includes properties in the total portfolio that were stabilized or in lease up throughout the full quarter in both the current year and the prior year.

(2)	For a definition and discussion of net operating income, see page 33. For a quantitative reconciliation of net operating income to net income in accordance with GAAP, see page 14.

(3)	Represents rents on a “cash-on-cash” basis.

ACQUISITIONS
MARCH 31, 2011

		Rentable
	Number of	Square
Acquisitions since August 11, 2004:	Properties	Feet (1)	Investment
			(In thousands)
2004 acquisitions	17	2,626,875	$533,434
2005 acquisitions	23	2,121,421	715,159
2006 acquisitions	16	3,099,826	1,309,600
2007 acquisitions (2)	14	1,102,822	653,800
2008 acquisitions	1	22,213	4,000
2009 acquisitions	—	—	—
2010 acquisitions	16	1,503,975	608,738
2011 acquisitions	—	—	—

Total acquisitions since August 11, 2004	87	10,477,132	$3,824,731

(1)	Rentable square feet at the time of acquisition.

(2)	Includes an investment of approximately $506.7 million in properties owned through the Company’s joint venture with PREI, of which the Company’s investment was $18.5 million.

LEASING ACTIVITY (1)
MARCH 31, 2011

		Current
	Leased	Annualized
	Square	Base Rent per
	Feet	Leased Sq Ft
Leased Square Feet as of December 31, 2010	9,346,551
Expirations	(288,255)	$24.20
Pre-leased delivery	9,176	18.12
Renewals, amendments, and extensions	230,780	19.08
New leases	232,466	34.21

Leased Square Feet as of March 31, 2011	9,530,718

Pre-leased Square Feet as of December 31, 2010	22,098
Pre-leased delivery	(9,176)	18.12

Pre-leased Square Feet as of March 31, 2011	12,922

Gross Leasing Activity — First Quarter 2011	463,246	26.67

Net Absorption	184,167	$30.11

(1)	Leasing activity for leases signed during the periods presented, which may be different than the period of actual occupancy.

TENANT IMPROVEMENTS AND LEASING COMMISSIONS
MARCH 31, 2011

	Three Months Ended
	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Renewals, Amendments, and Extensions (1)
Number of renewals	12	5	4	3	5
Square feet	230,780	167,310	141,310	33,468	70,526
Tenant improvement costs per square foot (2)	$1.05	$3.07	$—	$29.88	$1.66
Leasing commission costs per square foot (2)	1.73	5.06	6.36	3.33	3.78

Total tenant improvement and leasing commission costs psf	$2.78	$8.13	$6.36	$33.21	$5.44

New Leases (3)
Number of leases	15	8	10	9	8
Square feet	232,466	161,876	90,351	126,407	84,581
Tenant improvement costs per square foot (2)	$23.62	$88.54	$43.06	$64.22	$44.09
Leasing commission costs per square foot (2)	8.61	13.05	6.76	8.82	8.91

Total tenant improvement and leasing commission costs psf	$32.23	$101.59	$49.82	$73.03	$53.00

Total
Number of renewals/leases	27	13	14	12	13
Square feet	463,246	329,186	231,661	159,875	155,107
Tenant improvement costs per square foot (2)	$12.37	$45.10	$16.79	$57.03	$24.80
Leasing commission costs per square foot (2)	5.18	8.99	6.52	7.67	6.57

Total tenant improvement and leasing commission costs psf	$17.55	$54.09	$23.31	$64.70	$31.37

(1)	Does not include retained tenants that have relocated to new space or expanded into new space.

(2)	Assumes all tenant improvements and leasing commissions are paid in the calendar year in which the lease commences, which may be different than the year in which they are actually paid.

(3)	Includes pre-leasing activity and retained tenants that have relocated to new space or expanded into new space within the Company’s portfolio.

NON-GAAP FINANCIAL MEASURE DEFINITIONS
MARCH 31, 2011
This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and therefore, may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to cash flows from operating, investing or financing activities as a measure of liquidity, computed in accordance with GAAP.
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
We present funds from operations, or FFO, and adjusted funds from operations, or AFFO, available to common shares and partnership and LTIP units because we consider them important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results.
FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures.
We calculate AFFO by adding to FFO: (a) amounts received pursuant to master lease agreements on certain properties, which are not included in rental income for GAAP purposes, (b) non-cash revenues and expenses, (c) recurring capital expenditures and tenant improvements, and (d) leasing commissions.
Our computation of FFO and AFFO may differ from the methodology for calculating FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO and AFFO do not represent cash flow available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of our operations.
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding to EBITDA: (a) noncontrolling interests in our operating partnership and (b) dividends payable on our series A preferred stock. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility is limited.
Coverage Ratios
We present interest and fixed charge ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from adjusted EBITDA, their utility is limited by the same factors that limit the usefulness of adjusted EBITDA as a liquidity measure.
Net Operating Income (NOI)
We use net operating income, or NOI, as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. We compute NOI by adding or subtracting certain items from net income, noncontrolling interest in the operating partnership, gains/losses from investment in unconsolidated partnerships, interest expense, interest income, depreciation and amortization, and general and administrative expenses. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

PROPERTY DEFINITIONS
MARCH 31, 2011
Property Status
Stabilized
Represents operating properties that are more than 90% leased
Lease up
Represents operating properties that are less than 90% leased
Redevelopment
Represents properties that we are currently preparing for their intended use, and accordingly are capitalizing interest and other costs as of the end of the quarter
Development
Represents properties that we are currently developing through ground up construction
Development Potential, or Land
Represents estimates of the additional rentable square footage that we could put into service if management made the strategic election to pursue additional development